Exhibit 99.1

NEWS

PURE Bioscience Announces Stockholders’ Meeting Results
Company Also Reports Preliminary Fourth Quarter and Year-End Results

SAN DIEGO (August 1, 2012) – PURE Bioscience (NASDAQ: PURE), today announced that with 86% of shares outstanding voted at its annual meeting of stockholders convened July 31, 2012, Gregory Barnhill, Dennis Brovarone, John Carbone, MD, Michael Krall, Paul Maier and Donna Singer were re-elected to the Company’s Board of Directors, all with at least 83% support of votes cast.  All directors hold office until the next annual meeting of stockholders or until successors are duly elected and qualified. In addition, the stockholders ratified the selection of Mayer Hoffman McCann P.C. as PURE’s independent registered public accounting firm with approximately 92% of the votes in support.

The meeting was also called for the purpose of providing the Board the authority to proceed with an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split within a range of no less than 1-for-4 or greater than 1-for-10.  The reverse stock split proposal passed with approximately 69% of shares outstanding voted in favor of the proposal.

During the meeting, Michael L. Krall, President and CEO of PURE Bioscience, presented an update on the business and strategy of the Company as well as preliminary fourth quarter and year end results.  Krall stated that revenues for the fiscal fourth quarter ended July 31, 2012 are expected to be approximately $403,000 and revenues for the fiscal year 2012 are expected to be approximately $1,088,000.  The quarter results represent an approximate 93% sequential increase over the 2012 fiscal third quarter, and the year-end results represent an approximate 135% increase over revenues in fiscal 2011.

About PURE Bioscience, Inc.
PURE Bioscience, Inc. develops and markets technology-based bioscience products that provide solutions to numerous global health challenges, including Staph (MRSA).  PURE’s proprietary high efficacy/low toxicity bioscience technologies, including its silver dihydrogen citrate-based antimicrobials, represent innovative advances in diverse markets and lead today’s global trend toward industry and consumer use of “green” products while providing competitive advantages in efficacy and safety.  Patented SDC is an electrolytically generated source of stabilized ionic silver, which formulates well with other compounds.  As a platform technology, SDC is distinguished from competitors in the marketplace because of its superior efficacy, reduced toxicity and the inability of bacteria to form a resistance to it.  PURE is headquartered in El Cajon, California (San Diego metropolitan area).  Additional information on PURE is available at www.purebio.com.

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project,” "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company’s cash position and liquidity requirements, the Company’s failure to implement or otherwise achieve the benefits of its strategic initiatives, acceptance of the Company's current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

PURE Investor Contact:
Don Markley
Lippert/Heilshorn & Associates
(310) 691-7100 dmarkley@lhai.com